EXHIBIT 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS THIRD QUARTER 2011 RESULTS

Customers Increased 10.7% Over Prior Year

ATLANTA (November 2, 2011) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of IT and communications services, including virtual and dedicated servers and cloud PBX, to small businesses, today announced its results for the third quarter and nine months ended September 30, 2011.

Recent financial and operating highlights include:

•	Third quarter 2011 total revenue of $122.5 million, up 8.0% over the third quarter of 2010;

•

Total adjusted EBITDA of $18.9 million in the third quarter of 2011 compared with $18.0 million in the third quarter of 2010, and $19.3 million in the second quarter of 2011 (see page 9 for reconciliation to net income);

•	Net loss of ($1.1) million in the third quarter of 2011, compared with a net loss of ($0.6) million in the third quarter of 2010;

•

Total customers of 61,125 in Cbeyond’s 14 Core Managed Services operating markets as of September 30, 2011, reflecting net customer additions of 1,460 in the third quarter of 2011, an increase of 10.7% in total customers year-over-year;

•

Average monthly revenue per Core Managed Services customer location (ARPU) of $656 during the third quarter of 2011 (which includes a $5 per customer benefit related to settlement of terminating access revenue), compared with $660 in the second quarter of 2011 and $695 in the third quarter of 2010;

•

Monthly customer churn of 1.4% in the third quarter of 2011 as compared with 1.4% in the third quarter of 2010 and 1.3% in the second quarter of 2011 for the Company’s Core Managed Services customers, and;

•	Cash, cash equivalents and marketable securities balance of $8.5 million at September 30, 2011, versus a balance of $9.4 million at June 30, 2011.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three and nine months ended September 30, 2011, include:

	For the Three Months Ended September 30,
	2010	2011	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$113,456	$122,529	$9,073	8.0%
Operating expenses	$114,227	$123,043	$8,816	7.7%
Operating loss	$(771)	$(514)	$257	33.3%
Net loss	$(608)	$(1,141)	$(533)	(87.7%)
Capital expenditures	$16,044	$19,273	$3,229	20.1%

Key Operating Metrics and Non-GAAP Financial Measures
Customers (Core Managed Services) at end of period	55,240	61,125	5,885	10.7%
Net customer additions (Core Managed Services)	1,722	1,460	(262)	(15.2%)
Average monthly churn rate (Core Managed Services)	1.4%	1.4%	0.0%	0.0%
Average monthly revenue per Core Managed Services customer	$695	$656	$(39)	(5.6%)
Adjusted EBITDA (in thousands)	$17,960	$18,877	$917	5.1%

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CBEY Reports Third Quarter 2011 Results

November 2, 2011

	For the Nine Months Ended September 30,
	2010	2011	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$335,724	$362,101	$26,377	7.9%
Operating expenses	$335,775	$365,648	$29,873	8.9%
Operating loss	$(51)	$(3,547)	$(3,496)	N/M
Net income (loss)	$333	$(2,958)	$(3,291)	N/M
Capital expenditures	$44,439	$59,322	$14,883	33.5%

Key Operating Metrics and Non-GAAP Financial Measures
Customers (Core Managed Services) at end of period	55,240	61,125	5,885	10.7%
Net customer additions (Core Managed Services)	5,037	4,153	(884)	(17.6%)
Average monthly churn rate (Core Managed Services)	1.4%	1.3%	(0.1%)	(7.1%)
Average monthly revenue per Core Managed Services customer	$708	$662	$(46)	(6.5%)
Adjusted EBITDA (in thousands)	$54,926	$57,604	$2,678	4.9%

Management Comments

“The third quarter of 2011 showed solid results in customer additions, with our customer base growing by 11% year over year,” said Jim Geiger, chief executive officer of Cbeyond, Inc. “Our sales results displayed a greater than expected mix of smaller size accounts, which led to ARPU pressure in the quarter. However, we are confident in the steps we are taking to drive greater numbers of higher ARPU accounts in future periods, as we target accounts with more complex business needs.”

Geiger added, “We are pleased that our Ethernet conversions are on track to achieve the milestones we laid out at the beginning of the investment project in terms of customers and savings. Although we experienced additional costs in the third quarter related to the level of circuit conversion activity, we expect the fourth quarter to benefit from new operational efficiencies and Ethernet-based savings.”

Third Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $122.5 million for the third quarter of 2011, an increase of 8.0% from the third quarter of 2010, including $3.9 million of revenues generated through the Cloud Services Division, a 7.0% sequential quarterly increase. ARPU for the Core Managed Services was $656 in the third quarter of 2011, compared with $660 in the second quarter of 2011, and $695 in the third quarter of 2010. Revenue in the third quarter of 2011 included a $0.8 million recovery of terminating access charges billed to another communications carrier in prior periods, but neither paid nor recorded as revenue until the current quarter. As a result, ARPU of $656 in the third quarter of 2011 was positively affected by $5 per customer due to this recovery, and ARPU would have been $651 excluding that effect.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 67.0% in the third quarter of 2011, compared with 66.7% in the second quarter of 2011 and 68.0% in the third quarter of 2010. The first three quarters of 2011 have included elevated costs attributed to the Ethernet conversion initiative.

Adjusted EBITDA and Net Loss

Total adjusted EBITDA for the third quarter of 2011 was $18.9 million, as compared with total adjusted EBITDA of $18.0 million in the third quarter of 2010. Cbeyond reported a net loss of ($1.1) million for the third quarter of 2011 compared with a net loss of ($0.6) million for the third quarter of 2010. Adjusted EBITDA and net loss were adversely affected by results from early stage Core Managed Services Emerging Markets (see Selected Quarterly Financial Data and Operating Metrics, pages 7-9).

Cash and Cash Equivalents

Cash and cash equivalents amounted to $8.5 million at the end of the third quarter of 2011, as compared with $9.4 million at the end of the second quarter of 2011.

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CBEY Reports Third Quarter 2011 Results

November 2, 2011

Capital Expenditures

Capital expenditures were $19.3 million during the third quarter of 2011, compared with $19.1 million in the second quarter of 2011 and $16.0 million in the third quarter of 2010. Capital expenditures related to Ethernet investment in the third quarter of 2011 totaled $4.6 million, as compared with $4.9 million in the second quarter of 2011 and $8.7 million in the first quarter of 2011, and cumulative capital expenditures relating to Ethernet totaled $23.9 million as of September 30, 2011.

Business Outlook for 2011

With respect to its annual guidance for 2011, Cbeyond anticipates completing the year within the previously announced ranges for revenue, adjusted EBITDA, and capital expenditures, with adjusted EBITDA at the lower end of the range.

•	Revenue growth in the middle of 6% to 8%;

•	Adjusted EBITDA growth at the lower end of 9% to 12%; and

•	Capital expenditures in the middle to upper half of $75 million to $80 million.

Share Repurchases

As previously reported, Cbeyond’s Board of Directors has authorized up to $15.0 million in repurchases of shares of Cbeyond, Inc. common stock from time to time in open market purchases, privately negotiated transactions or otherwise. Through September 30, 2011, Cbeyond has spent $11.1 million on share repurchases.

Conference Call

Cbeyond will hold a conference call to discuss this press release Wednesday, November 2, 2011, at 5:00 p.m. EDT. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (877) 303-9219 (for domestic U.S. callers) and (760) 666-3559 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading provider of IT and communications services to more than 61,000 small businesses throughout the United States. Serving growing entrepreneurs, Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry®, voicemail, email, Web hosting, fax-to-email, data backup, file-sharing, virtual private networking and cloud services. In addition, Cbeyond’s new Cloud Services division offers virtual and dedicated services and cloud PBX to small businesses worldwide. The Cloud Services division won Microsoft’s Hosting Partner of the Year for 2009 and 2010 in connection with Microsoft’s Hyper-V virtual server product. Winning over 50 awards for product innovation, growth and providing a quality customer experience, Cbeyond continues to focus on helping small businesses succeed and grow through high-performance technology, superior services and world-class support. For more information on Cbeyond, visit www.cbeyond.net and follow Cbeyond on Twitter: www.Twitter.com/Cbeyondinc.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: finalization of operating data, the significant reduction in economic activity, which particularly affects our target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; changes in business climate or other factors affecting our customer base; the risk of unexpected increases in customer churn levels; our ability to manage competitive pricing dynamics in our markets; changes in federal or state regulation or decisions by regulatory bodies that affect Cbeyond; periods of economic downturn or unusual volatility in the capital markets or other negative macroeconomic conditions that could harm our business, including our access to capital markets and the impact on certain of our customers to meet their payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain

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CBEY Reports Third Quarter 2011 Results

November 2, 2011

experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; the risk that the anticipated benefits, growth prospects and synergies expected from our acquisitions may not be fully realized or may take longer to realize than expected; the possibility that economic benefits of future opportunities in an emerging industry may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays, disruptions, costs and challenges associated with integrating acquired companies into our existing business, including changing relationships with customers, employees or suppliers; unfamiliarity with the economic characteristics of new geographic markets; ongoing personnel and logistical challenges of managing a larger organization; our ability to retain and motivate key employees from the acquired companies; external events outside of our control, including extreme weather, natural disasters, pandemics or terrorist attacks that could adversely affect our target markets; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. The Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable generally accepted accounting principles in the United States, or GAAP, financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, or acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies.

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CBEY Reports Third Quarter 2011 Results

November 2, 2011

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Revenue:
Customer revenue	$111,861	$119,793	$330,407	$356,308
Terminating access revenue	1,595	2,736	5,317	5,793

Total revenue	113,456	122,529	335,724	362,101

Operating expenses:
Cost of revenue	36,293	40,457	107,985	120,261
Selling, general and administrative	63,428	65,744	184,671	194,587
Depreciation and amortization	14,506	16,842	43,119	50,800

Total operating expenses	114,227	123,043	335,775	365,648

Operating loss	(771)	(514)	(51)	(3,547)

Other income (expense):
Interest income	—	—	1	—
Interest expense	(85)	(136)	(194)	(363)
Other income (expense), net	105	—	1,759	1,210

Total other income (expense)	20	(136)	1,566	847

Income (loss) before income taxes	(751)	(650)	1,515	(2,700)
Income tax (expense) benefit	143	(491)	(1,182)	(258)

Net income (loss)	$(608)	$(1,141)	$333	$(2,958)

Earnings per common share
Basic	$(0.02)	$(0.04)	$0.01	$(0.10)
Diluted	$(0.02)	$(0.04)	$0.01	$(0.10)

Weighted average number of common shares outstanding
Basic	29,496	29,442	29,308	29,606
Diluted	29,496	29,442	30,319	29,606

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CBEY Reports Third Quarter 2011 Results

November 2, 2011

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2010	September 30, 2011
ASSETS
Current assets
Cash and cash equivalents	$26,373	$8,495
Accounts receivable, gross	27,238	28,296
Less: Allowance for doubtful accounts	(2,354)	(2,226)

Accounts receivable, net	24,884	26,070
Other assets	13,552	15,766

Total current assets	64,809	50,331

Property and equipment, gross	421,173	470,840
Less: Accumulated depreciation and amortization	(270,482)	(310,751)

Property and equipment, net	150,691	160,089
Other assets	42,467	39,969

Total assets	$257,967	$250,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$15,193	$18,849
Other current liabilities	53,184	56,442

Total current liabilities	68,377	75,291

Non-current liabilities	16,469	9,283
Stockholders’ equity
Common stock	296	291
Additional paid-in capital	299,501	306,242
Accumulated deficit	(126,676)	(140,718)

Total stockholders’ equity	173,121	165,815

Total liabilities and stockholders’ equity	$257,967	$250,389

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CBEY Reports Third Quarter 2011 Results

November 2, 2011

CBEYOND, INC. AND SUBSIDIARIES

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Sept. 30 2010	Dec. 31 2010	Mar. 31 2011	Jun. 30 2011	Sep. 30 2011
Revenues
Core Managed Services (Established Markets)	$109,094	$109,230	$109,781	$110,486	$111,671
Core Managed Services (Emerging Markets)
Minneapolis	1,863	1,949	2,043	2,097	2,121
Greater Washington, D.C. Area	1,722	1,970	2,147	2,259	2,378
Seattle	769	1,232	1,645	1,953	2,231
Boston	8	76	162	260	367

Core Managed Services (Emerging Markets)	4,362	5,227	5,997	6,569	7,097

Total Core Managed Services	113,456	114,457	115,778	117,055	118,768
Cloud Services	—	1,791	3,234	3,612	3,865
Eliminations	—	(7)	(34)	(73)	(104)

Total Revenues	$113,456	$116,241	$118,978	$120,594	$122,529

Adjusted EBITDA
Core Managed Services (Established Markets)	$47,500	$46,270	$47,473	$47,136	$48,034
Core Managed Services (Emerging Markets)
Minneapolis	(166)	(126)	119	65	168
Greater Washington, D.C. Area	(1,008)	(708)	(316)	(238)	(370)
Seattle	(1,333)	(1,394)	(1,078)	(764)	(647)
Boston	(994)	(1,186)	(977)	(1,083)	(876)

Core Managed Services (Emerging Markets)	(3,501)	(3,414)	(2,252)	(2,020)	(1,725)

Total Core Managed Services	43,999	42,856	45,221	45,116	46,309
Cloud Services	—	569	852	616	397
Corporate	(26,039)	(25,416)	(26,687)	(26,391)	(27,829)

Total Adjusted EBITDA	$17,960	$18,009	$19,386	$19,341	$18,877

Adjusted EBITDA Margin (As % of Market-Level Core Managed Services Revenue)
Core Managed Services (Established Markets)	43.5%	42.4%	43.2%	42.7%	43.0%
Core Managed Services (Emerging Markets)
Minneapolis	(8.9%)	(6.5%)	5.8%	3.1%	7.9%
Greater Washington, D.C. Area	(58.5%)	(35.9%)	(14.7%)	(10.5%)	(15.6%)
Seattle	(173.3%)	(113.1%)	(65.5%)	(39.1%)	(29.0%)
Boston	N/M	N/M	N/M	N/M	N/M
Core Managed Services (Emerging Markets)	(80.3%)	(65.3%)	(37.6%)	(30.8%)	(24.3%)
Total Core Managed Services	38.8%	37.4%	39.1%	38.5%	39.0%

Adjusted EBITDA margin (As % of Cloud Services Revenue)
Cloud Services	N/M	31.8%	26.3%	17.1%	10.3%

Adjusted EBITDA margin (As % of Total Revenue)
Corporate	(23.0%)	(21.9%)	(22.4%)	(21.9%)	(22.7%)
Total Adjusted EBITDA	15.8%	15.5%	16.3%	16.0%	15.4%

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CBEY Reports Third Quarter 2011 Results

November 2, 2011

	Sept. 30 2010	Dec. 31 2010	Mar. 31 2011	Jun. 30 2011	Sep. 30 2011
Operating Income (Loss)
Core Managed Services (Established Markets)	$40,516	$39,231	$40,518	$39,520	$41,726
Core Managed Services (Emerging Markets)
Minneapolis	(431)	(401)	(156)	(228)	(126)
Greater Washington, D.C. Area	(1,368)	(1,104)	(698)	(651)	(790)
Seattle	(1,549)	(1,696)	(1,364)	(1,101)	(990)
Boston	(1,042)	(1,317)	(1,105)	(1,282)	(1,004)

Core Managed Services (Emerging Markets)	(4,390)	(4,518)	(3,323)	(3,262)	(2,910)

Total Core Managed Services	36,126	34,713	37,195	36,258	38,816
Cloud Services	—	(158)	(63)	(254)	(410)
Corporate	(36,897)	(37,432)	(38,665)	(37,504)	(38,920)

Total Operating Income (Loss)	$(771)	$(2,877)	$(1,533)	$(1,500)	$(514)

Capital Expenditures
Core Managed Services (Established Markets)	$7,529	$7,677	$8,561	$7,734	$10,681
Core Managed Services (Emerging Markets)
Minneapolis	253	145	136	107	128
Greater Washington, D.C. Area	233	341	240	211	297
Seattle	213	636	301	195	245
Boston	39	236	108	10	73

Core Managed Services (Emerging Markets)	738	1,358	785	523	743

Total Core Managed Services	8,267	9,035	9,346	8,257	11,424
Cloud Services	—	413	557	1,482	1,301
Corporate	7,777	8,945	11,059	9,348	6,548

Total Capital Expenditures	$16,044	$18,393	$20,962	$19,087	$19,273

Other Operating Data
Customers (Core Managed Services) (At Period End)	55,240	56,972	58,554	59,665	61,125
Net Customer Additions (Core Managed Services)	1,722	1,732	1,582	1,111	1,460
Average Monthly Churn Rate (Core Managed Services) (1)	1.4%	1.3%	1.3%	1.3%	1.4%
Average Monthly Revenue Per Core Managed Services Customer (2)	$695	$680	$668	$660	$656

(1)	Calculated for each period as the average of monthly churn, which is defined for a given month as the number of customer locations disconnected in that month divided by the number of customer locations on the Company’s network at the beginning of that month.
(2)	Calculated as the revenue for a period divided by the average of the number of customer locations at the beginning of the period and the number of customer locations at the end of the period, divided by the number of months in the period.

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CBEY Reports Third Quarter 2011 Results

November 2, 2011

CBEYOND, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Sept. 30 2010	Dec. 31 2010	Mar. 31 2011	Jun. 30 2011	Sep. 30 2011
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$17,960	$18,009	$19,386	$19,341	$18,877
Depreciation and amortization	(14,506)	(16,185)	(16,462)	(17,496)	(16,842)
Non-cash share-based compensation	(4,042)	(3,916)	(4,286)	(3,345)	(2,920)
MaximumASP purchase accounting adjustment	—	(213)	(64)	—	418
Transaction costs	(183)	(572)	(107)	—	(47)
Interest income	—	1	—	—	—
Interest expense	(85)	(87)	(100)	(127)	(136)
Other income (expense), net	105	108	1,210	—	—
Income tax (expense) benefit	143	868	282	(49)	(491)

Net income (loss)	$(608)	$(1,987)	$(141)	$(1,676)	$(1,141)

	Nine Months Ended Sep. 30,
	2010	2011
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$54,926	$57,604
Depreciation and amortization	(43,119)	(50,800)
Non-cash share-based compensation	(11,675)	(10,551)
MaximumASP purchase accounting adjustment	—	354
Transaction costs	(183)	(154)
Interest income	1	—
Interest expense	(194)	(363)
Other income (expense), net	1,759	1,210
Income tax (expense) benefit	(1,182)	(258)

Net income (loss)	$333	$(2,958)

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CBEY Reports Third Quarter 2011 Results

November 2, 2011

CBEYOND, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Sept. 30 2010	Dec. 31 2010	Mar. 31 2011	Jun. 30 2011	Sep. 30 2011
Reconciliation of Core Managed Services ARPU:
Total revenue	$113,456	$116,241	$118,978	$120,594	$122,529
Cloud Services revenue	—	(1,791)	(3,234)	(3,612)	(3,865)
Intersegment eliminations	—	7	34	73	104

Core Managed Services net revenue (A)	$113,456	$114,457	$115,778	$117,055	$118,768

Average Core Managed Services customers (B)	54,379	56,106	57,763	59,110	60,395

Core Managed Services ARPU (A/B)	$695	$680	$668	$660	$656

	Nine Months Ended Sep. 30,
	2010	2011
Reconciliation of Core Managed Services ARPU:
Total revenue	$335,724	$362,101
Cloud Services revenue	—	(10,711)
Intersegment eliminations	—	211

Core Managed Services net revenue (A)	$335,724	$351,601

Average Core Managed Services customers (B)	52,722	59,049

Core Managed Services ARPU (A/B)	$708	$662

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